Exhibit 99.2
FYQ4 2008 Investor Call February 20, 2009 Robert Holster, Chairman and CEO Bill Lucia, President and COO Walter Hosp, SVP and CFO

3 Safe Harbor Statement Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY's dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY's business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY's filings with the SEC, including HMSY's Form 10-K for the year ended December 31, 2007. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this presentation, the words "focus," "believe," "confident," "anticipate," "expected," "strong," "potential," and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

5 Discussion Outline FYQ4 2008 Financial Performance Management Transition Operational Highlights 2009 Macro Environment Strategic Opportunity 2009 Guidance Q&A

7 Consolidated Statements of Income ($ in thousands)

Consolidated Statements of Income ($ in thousands) 9

11 Condensed Balance Sheets ($ in thousands)

13 Condensed Statements of Cash Flow ($ in thousands)

15 EBITDA Reconciliation ($ in thousands)

17 Bill Lucia Bio Spent 15+ years as insurance industry executive Joined HMS in 1996 as General Manager of Provider EDI division Named President of HMS, Inc. in 2001 Launched MCO business in 2004 Appointed President of HMS Holdings in 2005

19 Ongoing Bob Holster Role Chairman until March 2011 Continuing focus on: Corporate development Legal and regulatory affairs Investor community relations

21 HMS Leadership

Highlights: Business Development

	State	Commercial	Federal
New	California* New York* Washington, DC Minnesota	Aetna Citrus Health Sentara Health Royal Health	Veterans Administration Umbrella Contract
Expansions/ Extensions	Georgia Oklahoma Alabama Pennsylvania	Amerihealth: South Carolina Care1st: Arizona	Veterans: Commercial Claims Recovery

* reprocurement

12

25 Highlights: Program Integrity Sales Provider Audits Clinical Reviews Pharmacy Audits Government California Idaho Nevada New York New Jersey Indiana Commercial Aetna Medicaid Royal Health Citrus Health Wellcare

27 27 2009 Macro Environment Unemployment and uninsured increasing Federal stimulus expands Medicaid and SCHIP Aggressive focus on cost containment and payment accuracy Worsening state deficits fuels demand for cost containment

29 How We Tap the Opportunity 29 Ride Medicaid growth wave Capture more Medicaid lives Introduce new products and services Upsell to existing customers 29

31 31 EPS $0.21 2009 Guidance EPS $0.57 EPS $0.80 EPS $1.00

33 Appendix: EBITDA EBITDA is defined as earnings before interest, taxes, depreciation and amortization and adjusted EBITDA represents EBITDA adjusted for share based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the company's ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this presentation.